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                                                                       Exhibit 5
                [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]


                                                           March 8, 2002


Magna Entertainment Corp.
377 Magna Drive
Aurora, Ontario, Canada L4G 7K1

         Re: 23,000,000 Shares of Class A Subordinate Voting Stock, par value $0.01 per share, of Magna Entertainment Corp.
                -----------------------------------------------------------

Ladies and Gentlemen:

                   We have acted as special United States counsel to Magna Entertainment Corp., a Delaware corporation (the "Company"), in connection with the filing of Amendment No. 3 on Form S-1 to its registration statement (Registration No. 333-70520) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 23,000,000 shares of Class A Subordinate Voting Stock, par value $0.01 per share, of the Company (the "Shares").

                   We have examined the restated Certificate of Incorporation, as amended, of the Company and the By-Laws of the Company. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

                   Based on the foregoing, we are of the opinion that:

                   1. The Company is a validly existing corporation under the General Corporation Law of the State of Delaware (the "GCL").

                   2. The Shares have been duly authorized for issuance and will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act (ii) the shares shall have been sold by the Company as contemplated by the Registration Statement and (iii) certificates representing the Shares shall have been duly executed, countersigned and distributed as contemplated by the Registration Statement.

                   We express no opinion as to the application of the laws of any jurisdiction, other than the GCL, to the distribution of the Shares, including the securities or blue sky laws of the various states.



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Magna Entertainment Corp.
March 8, 2002
Page 2


                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Sidley Austin Brown & Wood LLP